 Exhibit 99.1

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management and
Stockholders of Driven Deliveries, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Driven Deliveries, Inc. (the Company) as of December 31, 2017 and the related statements of operations, stockholders’ equity, and cash flows from November 3, 2017 (Inception) through December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows from November 3, 2017 (Inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

These financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated revenue, has suffered losses from operations and will require additional capital to operate its business.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Rosenberg Rich Baker Berman, P.A

We have served as the Company’s auditor since 2018.

Somerset, New Jersey
December 19, 2018

DRIVEN DELIVERIES, INC.
BALANCE SHEET

December 31,
2017

ASSETS

CURRENT ASSETS
Cash	$38,184

TOTAL CURRENT ASSETS	38,184

Fixed Assets, net	585

TOTAL ASSETS	$38,769

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$16,144

TOTAL CURRENT LIABILITIES	16,144

Notes payable - long term	75,000

TOTAL LIABILITIES	91,144

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, no par value, 10,000,000 shares authorized, no shares issued and outstanding	-
Additional paid in capital	-
Accumulated deficit	(52,375)
TOTAL STOCKHOLDERS' EQUITY	(52,375)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$38,769

See accompanying notes to the financial statements.

DRIVEN DELIVERIES, INC.
STATEMENT OF OPERATIONS

For the Period From
November 3, 2017
(Inception) Through
December 31, 2017

OPERATING EXPENSES
Professional fees	$24,968
Compensation	13,292
General and administrative expenses	7,597
Sales and marketing	5,852
Total Operating Expenses	51,709

NET LOSS FROM OPERATIONS	(51,709)

OTHER EXPENSES
Interest expense	(666)
Total Other Expenses	(666)

Net loss before provision for income taxes	(52,375)

Provision for Income Taxes	-

NET LOSS	$(52,375)

Net loss per share - basic and diluted	$-

Weighted average number of shares outstanding during the period - basic and diluted	-

See accompanying notes to the financial statements.

DRIVEN DELIVERIES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM NOVEMBER 3, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

			Additional		Total
	Common		Paid-in	Accumulated	Stockholders'
	Shares	Par	Capital	Deficit	Deficit

Balance November 3, 2017 (inception)	-	$-	$-	$-	$-

Net loss	-	-	-	(52,375)	(52,375)

Balance December 31, 2017	-	$-	$-	$(52,375)	$(52,375)

See accompanying notes to the financial statements.

DRIVEN DELIVERIES, INC.
STATEMENT OF CASH FLOWS

For the Period From
November 3, 2017
(Inception) Through
December 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(52,375)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	13
Changes in operating assets and liabilities
Accounts payable and accrued expenses	16,144
Net Cash Used In Operating Activities	(36,218)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(598)
Net Cash Used In Investing Activities	(598)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable	75,000
Net Cash Provided By Financing Activities	75,000

NET INCREASE IN CASH	38,184

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$38,184

Supplemental cash flow information:
Cash paid for income taxes	$-
Cash paid for interest expense	$-

See accompanying notes to the financial statements.

Driven Deliveries, Inc.
December 31, 2017
Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Company Background

Driven Deliveries, Inc. (“the “Company”) was incorporated on November 3, 2017, under the laws of the State of California. The Company is a Cannabis delivery service.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue from intended operations. The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: changes in cannabis regulatory environment and competition from larger more well-funded companies. These adverse conditions could affect the Company's financial condition and the results of its operations.

NOTE 2 – GOING CONCERN ANALYSIS

Going Concern Analysis

The Company was incorporated on November 3, 2017 and through the date of this report has generated no revenues. As of December 31, 2017, the Company had a net loss of $52,375 and will require additional capital in order to operate in the normal course of business. The Company will be operating a cannabis delivery service and the time at which the Company will begin generating revenue is unknown. management has concluded that due to these conditions, there is substantial doubt about the company’s ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the matters discussed herein. Management’s plans include raising capital though the sale of debt and equity. While we believe in the viability of our strategy to generate sufficient revenue, control costs and the ability to raise additional funds if necessary, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon the ability to implement the business plan, generate sufficient revenues and to control operating expenses.

NOTE 3 - SUMMARY OF SIGNFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash accounts at financial institutions which are insured by the Federal Deposit Insurance Corporation. At times, the Company may have deposits in excess of federally insured limits.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2017, the Company did not have any cash equivalents.

Equipment

Equipment is stated at cost less accumulated depreciation. Cost includes expenditures for computer equipment. Maintenance and repairs are charged to expense as incurred. When assets are sold, retired, or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. The cost of equipment is depreciated using the straight-line method over the estimated useful lives of the related assets which is three years. Depreciation expense was $13 for the period from November 3, 2017 (inception) to ended December 31, 2017.

Debt Issued with Warrants

Debt issued with warrants is accounted for under the guidelines established by ASC 470-20 – Accounting for Debt with Conversion or Other Options. We record the relative fair value of warrants related to the issuance of convertible debt as a debt discount or premium. The discount or premium is subsequently amortized to interest expense over the expected term of the convertible debt. The value of the warrants issued with the debt was de minimis.

Revenue Recognition

The Company has not recognized any revenue to date. However as of January 1, 2018, the company adopted ASC 606. The adoption of ASC 606, Revenue From Contracts With Customers, represents a change in accounting principle that will more closely align revenue recognition with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps: Identify the contract with a customer; Identify the performance obligations in the contract; Determine the transaction price; Allocate the transaction price to performance obligations in the contract; Recognize revenue when or as the Company satisfies a performance obligation.

Income Taxes

The Company applies ASC 740, Income Taxes (“ASC 740”).  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. At December 31, 2017, the Company has established a full allowance against all deferred tax assets.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net (loss) by the weighted average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. The weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. As of December 31, 2017, common stock equivalents are comprised of 18,750 warrants.

Recent Accounting Pronouncements

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The adoption of this standard will not have a material impact on the Company’s financial statements and related disclosures.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach which requires application of the guidance for all periods presented. The adoption of this standard will not have a material impact on the Company’s financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), specifying the accounting for leases, which supersedes the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors’ accounting is largely unchanged from the previous accounting standard. In addition, Topic 842 expands the disclosure requirements of lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes several practical expedients. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company is currently reviewing the provisions of the new standard.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 4 – NOTES PAYABLE

On November 7, 2017 the Company entered into a promissory note for $75,000 that accrues interest of 6% annually. The note is due on the earlier of January 31, 2018 or in the event of default, as defined in the agreement. As of the date of this report, $25,000 of the note has been repaid and the remaining amount is in default.

NOTE 5 - STOCKHOLDERS’ DEFICIT

Common Stock

The Company has authorized the issuance of 10,000,000 shares of no par value common stock.

Warrants

 A summary of warrant issuances are as follows:

		Weighted Average	Weighted Average Remaining
	Number	Exercise Price	Contractual Life
Warrants

Outstanding November 3, 2017 (Inception)	-	$-	-
Granted	18,750	0.50	3
Outstanding December 31, 2017	18,750	$0.50	2.85

NOTE 6 – INCOME TAX PROVISION

 At December 31, 2017, the Company has available for U.S. federal income tax purposes a net operating loss (“NOL”) carry-forwards of approximately $52,375 that may be used to offset future taxable income through the fiscal year ending December 31, 2037. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements since the Company believes that the realization of its net deferred tax asset of approximately $10,999 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $10,999.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income. After consideration of all the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. The valuation allowance increased by approximately $10,999 for the period from November 3, 2017 (inception) through December 31, 2017.

Components of deferred tax assets are as follows:

December 31, 2017
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$10,999
Less valuation allowance	(10,999)
Deferred tax assets, net of valuation allowance	$-

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period from November 3, 2017 through December 31, 2017

Federal statutory income tax rate	21%

Change in valuation allowance on net operating loss carry-forwards	(21)%

Effective income tax rate	-%

NOTE 7 - SUBSEQUENT EVENTS

On February 1, 2018, the company entered into a convertible bridge loan for $50,000 convertible into shares the Company’s common stock. The loan is due March 31, 2018 and has an annual interest rate of 6%. The loan is convertible with a 10% discount and at a rate of $0.315 per share. The lender will also receive a warrant to purchase 25% of the value of the principal amount of the loan. This warrant will have a 3-year term with an exercise price of $0.50 per share. This note is currently in default.

On May 3, 2018, the Company entered into a consulting agreement for business and financial advising. As part of the agreement the consultant will purchase 1,900,000 shares of the Company’s common stock for $100,000.

On May 15, 2018, the Company entered into a lease to rent office space. The rent on this property is $2,800 per month starting June 1, 2018. The lease lasts for 3 years.

On May 17, 2018, the Company entered into a consulting agreement for business and financial advising. As part of the agreement the consultant will be issued 430,000 shares of the Company’s common stock and a payment of $20,000. On October 31, 2018, the consulting agreement was cancelled.

On June 4, 2018, the Company entered into a consulting agreement for business and financial advising. As part of this agreement the company will issue 500,000 shares of its common stock. This stock will vest over 24 months.

On June 7, 2018, the Company sold its operations, assets, and certain liabilities to Driven Deliveries, Inc., a Nevada corporation in exchange for all of the shares of Driven Deliveries, Inc.

On August 29, 2018, the Company was acquired by Results-Based Outsourcing as part of a reverse merger. As consideration for the Merger, Results-Based Outsourcing issued the equity holders of the Company an aggregate of 30,000,000 post-split shares of their common stock to be issued to the equity holders of the Company in accordance with their pro rata ownership of the Company’s common stock.

On September 14, 2018, the Company entered into a consulting agreement with IRTH Communications for investor and public relations services. As part of this agreement the Company will pay the consultant $7,500 per month and reimburse any and all reasonable out-of-pocket costs and expenses. Additionally, the Company will pay a one-time refundable deposit of $10,000. The Company will also issue 500,000 shares of its common stock to the consultant.

On October 1, 2018, the Company entered into a non-interest bearing convertible promissory note for $50,000 convertible into shares the Company’s common stock. The note is due October 1, 2019. The loan is convertible at a rate of $0.20 per share.

On October 22, 2018, the Company issued a warrant for up to 2,000,000 shares of its common stock. These warrants have an exercise price of $0.20 and expire on October 22, 2022. The company received $74,108 for 370,540 warrants.

On October 23, 2018, the Company issued a warrant for up to 2,000,000 shares of its common stock. These warrants have an exercise price of $0.20 and expire on October 23, 2022. As of the date of this filing the company has not received any funds for these warrants.

On October 25, 2018, the Company entered into a non-interest bearing convertible promissory note for $50,000 convertible into shares the Company’s common stock. The note is due October 25, 2019. The loan is convertible at a rate of $0.20 per share.

On October 25, 2018, the Company entered into a consulting agreement for business and financial advising. As part of the agreement the consultant will be paid $15,000 contingent on new contracts introduced to the Company.

On November 6, 2018, the Company entered into a subscription agreement to issue 40,486 shares of its common stock at $2.47 per share for a total of $100,000.